PRIVATE PLACEMENT PURCHASE AGREEMENT dated ___ __, 2004 by and among COLONIAL COMMERCIAL CORP., a New York corporation (the "Company"), and the persons who are signing counterparts of this Agreement as "Investors."

1.             PURCHASE OF UNITS.

(a) Each Investor hereby purchases the number of Units set forth opposite Investor's name below. The purchase price is $100,000 per Unit, and is payable in cash immediately.

(b) Each Unit consists of 40,000 shares (the "Shares") of restricted common stock of the Company ("Common Stock") , and a convertible note (the "Convertible Note") in the form of Exhibit A and in the principal amount of $50,000. Each Convertible Note provides, among other things, that the outstanding principal amount thereof is convertible at any time into shares of Common Stock ("Conversion Shares") at $3 per share.

(c) The Company will promptly issue to Investors who purchase Units a certificate for the Shares included in the Units and an executed note for the Convertible Notes included in the Units.

(d) The Company is offering a total of 15 Units to Investors, but the Company need not sell any minimum number of Units in order to sell any Units to Investors.

(e) The Company will sell no more than three Units to any one Investor in this offering. The Company may at its discretion determine in whole or in part not to accept any one or more offers to buy Units.

(f) The Company may pay to brokers a cash commission not in excess of 5% for introducing Investors to the Company.

2. Representations and Warranties by the Company.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of New York. It has all requisite corporate power and authority and is entitled to carry on its business as now being conducted and to own, lease or operate its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated.

(b) Neither the execution, delivery nor performance of this Agreement by the Company will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to, any provision of its certificate of incorporation or by-laws or any franchise, mortgage, deed of trust, lease, license, agreement, understanding, law, rule or regulation or any order, judgment or decree to which it is a party or by which it may be bound or affected. The Company has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, all proceedings required to be taken to authorize the execution, delivery and performance of this Agreement and the agreements relating hereto have been properly taken and this Agreement constitutes a valid and binding obligation of the Company, except as may be limited by bankruptcy and similar laws affecting creditors generally.




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(c)            The total number of outstanding shares of capital stock of the
               Company is as set forth in the Company's Report on SEC Form 10-Q for the quarter ended March 31, 2004 (the "10-Q"). Except as set forth in the SEC Form 10-K for the year ended December 31, 2003 (the "10-K"), there are no options to purchase shares of capital stock of the Company or agreements or understandings (whether or not binding) whereby the Company is obligated to issue or transfer any shares or any interest therein, and no person or entity made any claim for any such shares or interest. No person has any preemptive right or right of first refusal or similar right to purchase any securities of the Company.

(d)            SEC Documents; Financial Statements.

(i)            SEC REPORTS AND COMPANY FINANCIAL STATEMENTS.

     (1) The term "SEC Reports" means the 10-K and the 10-Q. The SEC Reports and other Company filings are accessible on the SEC's website at WWW.SEC.GOV. Investor represents that Investor has carefully reviewed and studied the SEC Reports.

     (2) The SEC Reports, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied as to form in all material respects with the applicable requirements of the Exchange Act. The consolidated financial statements of Company (including the related notes and schedules thereto) included in the SEC Reports (the "Company Financial Statements") (i) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Securities and Exchange Commission ("SEC") with respect thereto,
               (ii) have been prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited statements, as permitted by the Instructions to Form 10-Q promulgated by the SEC) and (iii) fairly present (subject, in the case of the unaudited statements, to normal year-end adjustments)
               (A) the financial position of Company, (B) results of its operations and (C) cash flows, in each case, as of the dates thereof or for the period indicated, as the case may be.

     (3) Copies of the certificate of incorporation and bylaws of the Company are listed as exhibits to the Form 10K and are accessible at the SEC's web site mentioned above.

     (e)       The Units have been duly authorized by the Company.



                                      -23-
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     (f)       Except for the aforesaid representations and warranties by the
               Company, neither the Company nor any officer or director of the Company is making any representation or warranty to Investors regarding any matter or thing.

3. Registration of Shares.

     (a) The Company will on or before October 1, 2004 file with the SEC a registration statement under the Securities Act of 1933 for the resale by Investors of the Shares and of Conversion Shares issued or issuable under the Convertible Notes.

     (b) The Company shall use its best efforts to cause the registration statement to become effective not later than 120 days after the date of filing. The Company will use its best efforts to cause such registration statement thereafter to remain in effect so long as such registration statement is necessary in order for Investors publicly to sell the Shares and the Conversion Shares.

     (c) The Company will pay all expenses of such registration, except for fees of Investors' counsel and underwriting discounts and commissions. As a condition to registration the parties will execute indemnification agreements that are common in transactions of this type.

4. Representations by Investors

     (a) Investors are proceeding in this transaction based solely on such investigations and with such legal, accounting tax and other assistance as they have deemed appropriate.

     (b)       Each Investor represents and warrants to the Company that:

               (i) An investment in the Units entails substantial risks. Without limiting the generality of the foregoing, substantially all of the Company's indebtedness is due on demand by the Company's lenders, and substantially all of its assets are pledged to its lenders.

               (ii) Investor has sufficient knowledge and experience in
                    financial and business matters to be able to evaluate the risks and merits of the investment represented by the purchase of the Units;

               (iii) Investor is able to bear the economic risks of such
                    investment, including the risk of losing all such investment, and Investor has no need for liquidity with respect to Investor's investment;

               (iv) Investor understands that no prospectus, offering circular or other offering statement containing information with respect to the Company and the Units or with respect to the Company's business is being issued;

               (v) Investor has had the opportunity to ask questions and receive answers from knowledgeable individuals concerning the Company, its business and the Units;

               (vi) Investor understands that the Units (a) have not been registered (or, with respect to state securities or Blue Sky laws, otherwise qualified for sale) under the Securities Act of 1933, as amended (the "Act"), or under the securities or Blue Sky laws and regulations of any state , and (b) cannot be sold, transferred or otherwise disposed of except during the effectiveness of a subsequent registration under the Act and applicable state securities or Blue Sky laws or pursuant to an exemption from such registration which is available at the time of desired sale, and will bear a legend to that effect;

              (vii) Investor is aware that the information and conditions necessary to permit routine sales of the Shares, or any portion thereof, under Rule 144 of the Act may not be available at a time that Investor wishes to transfer part or all of the Shares, and that in any event Investor may then be prohibited from engaging in trading because of confidentiality, fiduciary and other legal requirements;

             (viii) Investor is an "accredited investor" as defined in Rule
                    501(a) of Regulation D, promulgated under the Act, and that at least (1), (2) or (3) applies to him;

               (1)  Investor is a director or executive officer of the Company,

               (2) Investor's individual net worth, or Investor's joint net with Investor's spouse, exceeds $1,000,000, or

               (3) Investor's individual income was in excess of $200,000 in each of the two most recent years, or Investor's joint income with Investor's spouse was in excess of $300,000 in each of those years, and Investor has a reasonable expectation of reaching the same income level in the current year;

               (ix) Investor is purchasing the Units for Investor's own account and not with a view to resale or other distribution thereof inconsistent with or in violation of the federal securities laws or the securities or Blue Sky laws of any state; and

               (x) Investor is not obligated to transfer any Units to any other person or entity nor does Investor have any agreement or understanding to do so.

5. MISCELLANEOUS

(a) This Agreement sets forth in full all understandings of the Company and Investors with respect to the subject matter of this Agreement. It may not be amended or terminated orally. The internal laws of the State of New York shall govern this Agreement.

(b) This Agreement may be signed in one or more counterparts each of which shall constitute an original.


         IN WITNESS WHEREOF, the parties have signed this Agreement as of the date set forth above.




                                                COLONIAL COMMERCIAL CORP.

                                                By:
                                                  -----------------------


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

--------------------------------------- ---------------------------------- ----------------------------------
Investor's name and                     Signature                          Number of Units
Social Security Number
--------------------------------------- ---------------------------------- ----------------------------------

--------------------------------------- ---------------------------------- ----------------------------------

--------------------------------------- ---------------------------------- ----------------------------------

--------------------------------------- ---------------------------------- ----------------------------------





















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